    Exhibit 99.1
Century Aluminum Company Reports Fourth Quarter 2025 Results
Chicago, February 19, 2026 (GLOBE NEWSWIRE) -- Century Aluminum Company (NASDAQ: CENX) today announced its fourth quarter and full year 2025 results.
Fourth Quarter 2025 Highlights
•Net sales of $633.7 million
•Reported net income attributable to Century stockholders of $1.8 million, or $0.02 per diluted share; Adjusted net income attributable to Century stockholders of $128.2 million1, or $1.25 per share; Adjusted EBITDA attributable to Century stockholders of $170.6 million1
•Ending cash and cash equivalents of $134.2 million and strong liquidity of $418.0 million at December 31, 2025
Full Year 2025 Highlights
•Net sales of $2.5 billion
•Reported net income attributable to Century stockholders of $41.8 million, or $0.42 per diluted share; Adjusted net income attributable to Century stockholders of $253.8 million1, or $2.46 per share; Adjusted EBITDA attributable to Century stockholders of $425.1 million1
•In January 2026, announced a joint development agreement with Emirates Global Aluminium ("EGA") to build a new smelter in Oklahoma, the first new primary aluminum smelter in the United States since 1980
•In February 2026, announced the sale and redevelopment of the previously curtailed Hawesville smelter
•Announced Mt. Holly restart over 50,000MT of idled production by the end of second quarter of 2026

Fourth Quarter & Full Year 2025 Financial Results

$MM (except shipments and per share data)
	Q4 2025	Q3 2025	FY 2025	FY 2024
Shipments (tonnes)	140,257	162,442	647,112	677,967
Net sales	$633.7	$632.2	$2,527.9	$2,220.3
Net income attributable to Century stockholders	$1.8	$14.9	$41.8	$336.8
Diluted earnings per share attributable to Century stockholders	$0.02	$0.15	$0.42	$3.27
Adjusted net income(1) attributable to Century stockholders	$128.2	$57.9	$253.8	$101.4
Adjusted earnings per share(1) attributable to Century stockholders	$1.25	$0.56	$2.46	$0.72
Adjusted EBITDA(1) attributable to Century stockholders	$170.6	$101.1	$425.1	$244.2
(1) Non-GAAP measure; see reconciliation of GAAP to non-GAAP financial measures.
In the fourth quarter of 2025, shipments of primary aluminum decreased 14% sequentially, attributable to idled production at our Iceland facility due to equipment failure. Net sales for the fourth quarter of 2025 increased marginally due to higher aluminum prices and increased regional premiums.
Century reported net income attributable to Century stockholders of $1.8 million for the fourth quarter of 2025, a $13.1 million decrease sequentially primarily due to the Iceland equipment failure and costs related to recovery from Hurricane Melissa. Fourth quarter results were impacted by $126.4 million of net exceptional items, in particular $30.9 million (net of tax) related to our Iceland equipment failure, $32.6 million in share-based compensation costs, $27.6 million of unrealized losses on forward derivative contracts, $5.7 million related to the hurricane impact at Jamalco, Hawesville inventory write-down of $9.9 million, Mt. Holly restart project costs of $8.0 million and $9.8 million of lower cost or net realizable value inventory adjustment. Thus, Century reported an Adjusted net income attributable to Century stockholders of $128.2 million for the fourth quarter of 2025, a $70.3 million improvement sequentially.

Adjusted EBITDA attributable to Century stockholders for the fourth quarter of 2025 was $170.6 million. This was a sequential improvement of $69.5 million. Adjusted EBITDA improved primarily driven by favorable realized LME and regional price premiums and improved operating costs and increased volume attributable to Mt. Holly over prior quarter.
Century's liquidity position at December 31, 2025, comprised of cash and cash equivalents of $134.2 million and $283.8 million in combined borrowing availability, was $418.0 million.
For the full year 2025, shipments of primary aluminum decreased by 5% sequentially. Net sales for the full year 2025 increased by $307.6 million sequentially, primarily due to higher realized aluminum prices.
Century reported net income attributable to Century stockholders of $41.8 million for the full year 2025, a $295.0 million decrease from the full year 2024. Full year 2025 results were impacted by $213.8 million of exceptional items, in particular $62.8 million of net losses on forward derivative contracts, partially offset by $47.0 million in share-based compensation costs, $37.3 million (net of tax) related to our Iceland equipment failure, $5.7 million related to the hurricane impact at Jamalco, Hawesville inventory write-down of $9.9 million, Mt. Holly restart project costs of $8.5 million and $10.5 million lower of cost or net realizable value inventory adjustment. Thus, Century reported an Adjusted net income attributable to Century stockholders of $253.8 million for the full year 2025, a $152.4 million improvement from the full year 2024.
Adjusted EBITDA attributable to Century stockholders for the full year 2025 was $425.1 million, an improvement of $180.9 million compared to the prior year, primarily driven by higher realized aluminum prices and regional premiums.
First Quarter 2026 Outlook
The Company expects first quarter Adjusted EBITDA attributable to Century stockholders to range between $215 to $235 million based on improved metal pricing and regional premiums, partially offset by temporary higher energy costs in the United States as a result of Winter Storm Fern.
About Century Aluminum Company
With its corporate headquarters located in Chicago, IL, Century Aluminum owns and operates primary aluminum smelting facilities in the United States and Iceland and is the majority owner and managing partner of the Jamalco alumina refinery in Jamaica. Visit www.centuryaluminum.com for more information.
Non-GAAP Financial Measures
Adjusted net income (loss), Adjusted earnings (loss) per share and Adjusted EBITDA are non-GAAP financial measures that management uses to evaluate Century's financial performance. These non-GAAP financial measures facilitate comparisons of this period’s results with prior periods on a consistent basis by excluding items that management does not believe are indicative of Century’s ongoing operating performance and ability to generate cash. Management believes these non-GAAP financial measures enhance an overall understanding of Century’s performance and our investors’ ability to review Century’s business from the same perspective as management. The tables below, under the heading "Reconciliation of Non-GAAP Financial Measures," provide a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Century's reported results prepared in accordance with GAAP. In addition, because not all companies use identical calculations, Adjusted net income (loss), Adjusted earnings (loss) per share and Adjusted EBITDA included in this press release may not be comparable to similarly titled measures of other companies. Investors are encouraged to review the reconciliations in conjunction with the presentation of these non-GAAP financial measures. We do not provide a reconciliation of forward-looking Adjusted EBITDA because the corresponding forward-looking GAAP financial measures is not currently available and management cannot reliably predict all the necessary components of such forward-looking GAAP measures without unreasonable effort or expense due to the inherent difficulty of forecasting and quantifying certain amounts that are necessary for such a reconciliation, including adjustments that could be made for restructuring, the variability of our tax rate, the impact of foreign currency fluctuation, and other charges reflected in our historical results. The probable significance of each of these items is high and, based on historical experience, could be material.
Forward-Looking Statements
Forward-looking statements in this press release and statements made by Century Aluminum Company management on the quarterly conference call, for example, may include statements regarding: Our assessment of the aluminum market and aluminum prices (including premiums); Our assessment of prices of our key raw materials and supply and availability of those key raw materials, including alumina, coke, pitch and aluminum fluoride; Our assessment of power prices and availability, including any potential curtailments or other disruptions in the supply of power; The impact of the wars in Ukraine and in the

Middle East, including any sanctions and export controls targeting Russia and businesses or individuals tied to Russia; The future financial and operating performance of the Company and its subsidiaries; Our ability to successfully manage market risk and to control or reduce costs; Our plans and expectations with respect to future operations of the Company and its subsidiaries, including any plans and expectations to curtail or restart production, including the expected impact of any such actions on our future financial and operating performance; Our plans and expectations with regards to the restart of curtailed production at Mt. Holly including the timing, costs and benefits associated with restarting curtailed production; Our expectations as to the costs and benefits associated with Jamalco’s operations; Any future impact of the equipment failure at Grundartangi and related events on our financial and operating performance; The timing of our ability to return our operating facilities to full and normal operation following equipment failure or other extraordinary events including our expectations as to timing for bringing our Grundartangi facility back to 100% and returning Jamalco to full and normal operation following the restart after Hurricane Melissa; Our ability to recover losses from our insurance, including with respect to losses incurred in connection with the October 2025 equipment failure at Grundartangi; The timing and terms of the data center being constructed on our former Hawesville site to commence commercial operations and our ability to monetize our minority interest therein; The impact of Section 232 and 301 and other trade actions, including tariffs or other trade remedies, the extent to which any such remedies may be changed, including through exclusions or exemptions, and the duration of any trade remedy; The impact of any new or changed law or regulation, including, without limitation, sanctions or other similar remedies or restrictions or any changes in interpretation of existing laws or regulations; Our anticipated tax liabilities, benefits or refunds including the realization of U.S. and certain foreign deferred tax assets and liabilities; Our ability to qualify for and realize potential tax benefits under the Inflation Reduction Act of 2022 and the anticipated amounts of such benefits; Our expectations regarding the availability of the $500 million DOE funding to our new smelter project, including our ability to raise additional capital through additional grants, incentives, subsidized loans and other debt and equity funding to support construction of a new aluminum smelter and our ability to successfully complete our new smelter project; The likelihood of our formalizing a joint venture with Emirates Global Aluminum for the new smelter project, and if we do, our ability to secure necessary power arrangements for the project on commercially reasonable terms, to timely complete construction of the project on budget, and to commence profitable operations; Our ability to access existing or future financing arrangements and the terms of any such future financing arrangements; Our ability to repay or refinance debt in the future; Our assessment and estimates of our pension and other postretirement liabilities, legal and environmental liabilities and other contingent liabilities; Our assessment of any future tax audits and expected outcomes; Negotiations with current labor unions or future representation by a union of our employees; Our assessment of any information technology-related risks, including the risk from cyberattacks or other data security breaches; Our plans and expectations regarding potential M&A and joint venture activity including our ability to consummate such transactions and our assessments of certain risks associated with the same, including, for example, unforeseen costs and expenses associated with unidentified liabilities, and difficulties integrating an acquired asset into our existing operations; and Our future business objectives, plans, strategies and initiatives, including our competitive position and prospects.

INVESTOR CONTACT	MEDIA CONTACT
Chad Rigg	Tawn Earnest
312-696-3132	614-698-6351

Source: Century Aluminum Company

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(Unaudited)
	Three months ended
	December 31,	September 30,	December 31,
	2025	2025	2024
Net sales
Related parties	$299.6	$319.6	$340.8
Other customers	334.1	312.6	290.1
Total net sales	633.7	632.2	630.9
Cost of goods sold (1)	543.7	557.3	565.4
Gross profit (1)	90.0	74.9	66.3
Selling, general and administrative expenses	35.5	17.9	14.8
Other operating expenses - net	13.8	1.1	2.2
Operating income (1)	40.7	55.9	49.3
Interest expense - nonaffiliates	(10.6)	(11.5)	(10.1)
Interest expense - affiliates	(0.6)	(1.5)	(1.6)
Interest income	2.7	2.8	0.4
Net (loss) gain on forward and derivative contracts - nonaffiliates	(43.5)	(30.2)	2.7
Net gain (loss) on forward and derivative contracts - affiliates	—	—	(0.1)
Loss on early extinguishment of debt	(1.5)	(6.2)	—
Other expense - net (1)	(3.2)	(2.2)	(2.2)
(Loss) income before income taxes (1)	(16.0)	7.1	38.4
Income tax benefit (expense)	12.3	1.1	(0.2)
Income (loss) before equity in earnings of joint ventures (1)	(3.7)	8.2	38.2
Equity in earnings of joint ventures	—	—	0.1
Net (loss) income (1)	(3.7)	8.2	38.3
Net loss attributable to noncontrolling interests (1)	(5.5)	(6.7)	(7.7)
Net income attributable to Century stockholders	1.8	14.9	46.0
Less: Net income allocated to participating securities	—	0.8	2.4
Net income attributable to common stockholders	$1.8	$14.1	$43.6

Net income attributable to Century stockholders per common share:
Basic	$0.02	$0.15	$0.46
Diluted	$0.02	$0.15	$0.44
Weighted-average common shares outstanding:
Basic	96.9	93.3	93.0
Diluted	98.0	99.2	98.7
(1) The indicated line items reflect a change in our historical financial statements related to the consolidation of certain assets used by our Jamalco joint venture. We previously consolidated such assets on a proportionate basis, but going forward we will fully consolidate such assets in our financial statements and have reflected this for all periods presented. This change does not have any impact on Net income attributable to Century stockholders or any of the non-GAAP financial measures presented herein. Additional information will be included in our Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2025.

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(Unaudited)
	Twelve months ended December 31,
	2025	2024
Net sales
Related parties	$1,365.5	$1,312.1
Other customers	1,162.4	908.2
Total net sales	2,527.9	2,220.3
Cost of goods sold (1)	2,271.5	2,048.3
Gross profit (1)	256.4	172.0
Selling, general and administrative expenses	79.9	56.8
Other operating expense - net	18.4	6.8
Operating income (1)	158.1	108.4
Interest expense - nonaffiliates	(41.9)	(36.4)
Interest expense - affiliates	(5.8)	(6.7)
Interest income	9.2	2.1
Net (loss) gain on forward and derivative contracts - nonaffiliates	(94.7)	2.5
Net gain (loss) on forward and derivative contracts - affiliates	—	(0.5)
Loss on early extinguishment of debt	(7.7)	—
Bargain purchase gain	—	245.9
Other expense - net (1)	(14.5)	(5.5)
Income before income taxes (1)	2.7	309.8
Income tax benefit (expense)	13.1	(3.2)
Income before equity in earnings of joint ventures (1)	15.8	306.6
Equity in earnings of joint ventures	—	0.1
Net income (1)	15.8	306.7
Net loss attributable to noncontrolling interests (1)	(26.0)	(30.1)
Net income attributable to Century stockholders	41.8	336.8
Less: net income allocated to participating securities	1.8	17.9
Net income allocated to common stockholders	$40.0	$318.9

Net income attributable to Century stockholders per common share:
Basic	$0.42	$3.44
Diluted	$0.42	$3.27
Weighted-average common shares outstanding:
Basic	94.2	92.8
Diluted	95.3	98.4
(1) The indicated line items reflect a change in our historical financial statements related to the consolidation of certain assets used by our Jamalco joint venture. We previously consolidated such assets on a proportionate basis, but going forward we will fully consolidate such assets in our financial statements and have reflected this for all periods presented. This change does not have any impact on Net income attributable to Century stockholders or any of the non-GAAP financial measures presented herein. Additional information will be included in our Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2025.

CENTURY ALUMINUM COMPANY
CONSOLIDATED BALANCE SHEETS
(in millions, except shares and per share amounts)
(Unaudited)
	December 31,
	2025	2024
ASSETS
Cash and cash equivalents	$134.2	$32.9
Restricted cash	1.4	2.8
Accounts receivable - net	109.9	75.8
Non-trade receivables(1)	38.1	21.3
Due from affiliates	29.6	25.1
Manufacturing credit receivable	172.6	81.5
Inventories	519.6	539.0
Derivative assets	1.5	4.2
Prepaid and other current assets	24.4	28.3
Total current assets	1,031.3	810.9
Property, plant and equipment - net(1)	1,178.5	1,157.4
Manufacturing credit receivable - less current portion	—	70.4
Other assets (1)	70.4	88.8
TOTAL	$2,280.2	$2,127.5
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Accounts payable, trade	$187.2	$187.3
Accrued compensation and benefits (1)	74.4	50.8
Due to affiliates	70.8	109.3
Accrued and other current liabilities (1)	35.6	44.6
Derivative liabilities	58.2	4.4
Carbon credit repurchase liability	28.6	—
Current maturities of long-term debt	68.8	70.9
Total current liabilities	523.6	467.3
Long-term debt	479.5	447.3
Long-term debt due to affiliates	—	10.0
Accrued benefits costs - less current portion (1)	97.7	144.9
Other liabilities	105.1	92.6
Deferred taxes	58.4	71.2
Asset retirement obligations - less current portion (1)	75.3	81.3
Total noncurrent liabilities	816.0	847.3
SHAREHOLDERS’ EQUITY:
Series A Preferred stock ($0.01 par value, 5,000,000 shares authorized; none issued and outstanding at December 31, 2025; 49,715 issued and outstanding at December 31, 2024)	—	—
Common stock ($0.01 par value, 195,000,000 authorized; 106,155,528 issued and 98,969,007 outstanding at December 31, 2025; 100,475,086 issued and 93,288,565 outstanding at December 31, 2024)	1.1	1.0
Additional paid-in capital	2,571.5	2,550.2
Treasury stock, at cost	(86.3)	(86.3)
Accumulated other comprehensive loss	(55.2)	(103.3)
Accumulated deficit	(1,605.5)	(1,667.3)

CENTURY ALUMINUM COMPANY
CONSOLIDATED BALANCE SHEETS (CONTINUED)
(in millions, except shares and per share amounts)
(Unaudited)
	December 31,
	2025	2024

Total Century shareholders’ equity	825.6	694.3
Noncontrolling interest (1)	115.0	118.6
Total equity (1)	940.6	812.9
TOTAL	$2,280.2	$2,127.5
(1) The indicated line items reflect a change in our historical financial statements related to the consolidation of certain assets used by our Jamalco joint venture. We previously consolidated such assets on a proportionate basis, but going forward we will fully consolidate such assets in our financial statements and have reflected this for all periods presented. This change does not have any impact on Net income attributable to Century stockholders or any of the non-GAAP financial measures presented herein. Additional information will be included in our Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2025.

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(Unaudited)
	Twelve months ended December 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (1)	$15.8	$306.7
Adjustments to reconcile Net income (loss) to Net cash provided by (used in) operating activities
Unrealized loss (gain) on derivative instruments	62.8	(5.0)
Depreciation, depletion and amortization (1)	91.8	86.7
Share-based compensation	47.0	11.3
Loss on early extinguishment of debt	7.7	—
Change in deferred tax provision	(13.7)	(1.3)
Gain on sale of assets	—	(2.3)
Bargain purchase gain	—	(245.9)
Force majeure settlement	—	(12.3)
Lower of cost or NRV inventory adjustment	8.6	2.3
Net periodic benefit cost (1)	12.1	15.7
Other non-cash items - net (1)	7.6	—
Change in operating assets and liabilities, net of acquisition:
Accounts receivable - net	(24.0)	(10.9)
Non-trade receivables (1)	(2.1)	15.9
Manufacturing credit receivable	(20.7)	(92.6)
Due from affiliates	(4.5)	(4.9)
Inventories	10.8	(64.3)
Prepaid and other current assets	3.8	1.0
Accounts payable, trade	0.1	(50.6)
Due to affiliates	(13.2)	26.1
Accrued and other current liabilities (1)	11.6	4.0
Ravenswood retiree medical settlement	(2.0)	(2.0)
PBGC settlement	(2.4)	(0.3)
Other - net (1)	(13.5)	(1.9)
Net cash provided by (used in) operating activities	183.6	(24.6)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(98.8)	(82.3)
Proceeds from sale of property, plant and equipment	—	2.3
Net cash used in investing activities	(98.8)	(80.0)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of Senior Notes due 2028	(250.0)	—
Early redemption premiums paid	(4.7)	—
Proceeds from issuance of Senior Notes due 2032	400.0	—
Payment of deferred financing fees	(6.3)	—
Borrowings under revolving credit facilities	883.2	735.4
Repayments under revolving credit facilities	(876.1)	(705.1)
Repayments under Iceland term facility	—	(1.2)
Borrowings under Grundartangi casthouse debt facility	—	25.0
Repayments under Grundartangi casthouse debt facility	(123.2)	(6.8)
Repayments under Vlissingen facility agreement	(10.0)	—

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
(in millions)
(Unaudited)
	Twelve months ended December 31,
	2025	2024
Contributions from JV partner	19.9	12.7
Payments related to tax withholding for share-based compensation	(17.5)	—
Carbon credit proceeds	28.1	—
Carbon credit repayments	(28.3)	(10.0)
Net cash provided by financing activities	15.1	50.0
CHANGE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	99.9	(54.6)
Cash, cash equivalents and restricted cash, beginning of year	35.7	90.3
Cash, cash equivalents and restricted cash, end of year	$135.6	$35.7

(1) The indicated line items reflect a change in our historical financial statements related to the consolidation of certain assets used by our Jamalco joint venture. We previously consolidated such assets on a proportionate basis, but going forward we will fully consolidate such assets in our financial statements and have reflected this for all periods presented. This change does not have any impact on Net income attributable to Century stockholders or any of the non-GAAP financial measures presented herein. Additional information will be included in our Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2025.

CENTURY ALUMINUM COMPANY
SELECTED OPERATING DATA
(in millions, except shipments)
(Unaudited)

SHIPMENTS - PRIMARY ALUMINUM(1)

	United States		Iceland		Total
	Tonnes	Sales	Tonnes	Sales	Tonnes	Sales
2025
4th Quarter	91,885	$413.1	48,372	$138.3	140,257	$551.4
3rd Quarter	90,703	$367.6	71,739	$196.3	162,442	$563.9
2nd Quarter	94,519	$324.4	81,222	$233.7	175,741	$558.1
1st Quarter	94,601	$306.6	74,071	$217.3	168,672	$523.9
Full Year 2025	371,708	$1,411.7	275,404	$785.6	647,112	$2,197.3

2024
Full Year 2024	378,193	$1,076.6	299,774	$793.3	677,967	$1,869.9
(1) Excludes scrap aluminum sales, purchased aluminum and alumina sales.

CENTURY ALUMINUM COMPANY
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts)
(Unaudited)

	Three months ended
	December 31, 2025		September 30, 2025
	$MM	EPS	$MM	EPS
Net income attributable to Century stockholders	$1.8	$0.02	$14.9	$0.16
Less: net income allocated to participating securities	—	—	0.8	0.01
Net income allocated to common stockholders	1.8	0.02	14.1	0.15
Lower of cost or NRV inventory adjustment	9.8	0.09	0.7	0.01
Unrealized loss on derivative contracts	27.6	0.27	20.7	0.19
Loss on extinguishment of debt	1.5	0.01	6.2	0.06
Share-based compensation	32.6	0.32	9.7	0.09
Iceland casthouse inefficiency(1), net of tax	—	—	0.6	0.01
Iceland equipment failure(2), net of tax	30.9	0.30	4.2	0.04
Sebree river lock closure(3)	—	—	0.8	0.01
Sebree storm damage repairs	—	—	0.3	—
Jamalco hurricane impact(4)	5.7	0.06	—	—
Hawesville inventory write-down	9.9	0.10	—	—
Mt. Holly restart(5)	8.0	0.08	0.5	—
Mt. Holly emergency energy charges	0.4	—	0.1	—
Adjusted net income attributable to Century stockholders	$128.2	$1.25	$57.9	$0.56
(1)Iceland casthouse off-spec inventory
(2)Represents impact of business interruption as a result of equipment failure at Grundartangi, to the extent expected to be covered by our business interruption insurance
(3)Represents incremental costs associated with transporting raw materials due to river lock closure at Sebree
(4)Represents Century's 55% incremental and fixed costs incurred while alumina production at Jamalco was restarted after Hurricane Melissa
(5)Represents incremental costs associated with the Mt. Holly restart project

	Three months ended
	December 31, 2025	September 30, 2025
Net income attributable to Century stockholders	$1.8	$14.9
Add: Net loss attributable to noncontrolling interests(1)	(5.5)	(6.7)
Net (loss) income(1)	(3.7)	8.2
Interest expense - nonaffiliates	10.6	11.5
Interest expense - affiliates	0.6	1.5
Interest income	(2.7)	(2.8)
Net loss on forward and derivative contracts - nonaffiliates	43.5	30.2
Loss on early extinguishment of debt	1.5	6.2
Other expense - net	3.2	2.2
Income tax benefit	(12.3)	(1.1)
Operating income(1)	40.7	55.9
Depreciation, depletion and amortization(1)	21.8	22.7
Lower of cost or NRV inventory adjustment	9.8	0.7
Share-based compensation	32.6	9.7
Iceland casthouse inefficiency(2)	—	0.8
Iceland equipment failure(3)	38.6	5.3
Sebree river lock closure(4)	—	0.8
Sebree storm damage repairs	—	0.3
Jamalco hurricane impact(1)(5)	10.4	—
Hawesville inventory write-down	9.9	—
Mt. Holly restart(6)	8.0	0.5
Mt. Holly emergency energy charges	0.4	0.1
Adjusted EBITDA(1)	172.2	96.8
Less: Adjusted EBITDA attributable to noncontrolling interests(1)	1.6	(4.3)
Adjusted EBITDA attributable to Century stockholders	$170.6	$101.1
(1)The indicated line items reflect a change in our historical financial statements related to the consolidation of certain assets used by our Jamalco joint venture. We previously consolidated such assets on a proportionate basis, but going forward we will fully consolidate such assets in our financial statements and have reflected this for all periods presented. This change does not have any impact on Net income attributable to Century stockholders or any of the non-GAAP financial measures presented herein. Additional information will be included in our Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2025.
(2)Iceland casthouse off-spec inventory
(3)Represents impact of business interruption as a result of equipment failure at Grundartangi
(4)Represents incremental costs associated with transporting raw materials due to river lock closure at Sebree
(5)Represents incremental and fixed costs incurred while alumina production at Jamalco was restarted after Hurricane Melissa
(6)Represents incremental costs associated with the Mt. Holly restart project

	Twelve months ended
	December 31, 2025		December 31, 2024
	$MM	EPS	$MM	EPS
Net income attributable to Century stockholders	$41.8	$0.44	$336.8	$3.27
Less: net income allocated to participating securities	1.8	0.02	17.9	0.20
Net income allocated to common stockholders	40.0	0.42	318.9	3.07
Lower of cost or NRV inventory adjustment	10.5	0.10	(6.4)	(0.07)
Unrealized loss on derivative contracts, net of tax	62.8	0.60	(5.5)	(0.06)
Bargain purchase gain	—	—	(245.9)	(2.65)
Loss on extinguishment of debt	7.7	0.07	—	—
Iceland inventory adjustment, net of tax	14.5	0.15	—	—
Share-based compensation	47.0	0.46	15.5	0.17
Iceland casthouse inefficiency(1), net of tax	3.5	0.04	—	—
Iceland equipment failure(2), net of tax	37.3	0.36	—	—
Jamalco hurricane impact(3)(4)	5.7	0.06	6.9	0.07
Jamalco equipment failure	—	—	4.7	0.05
Sebree river lock closure(5)	0.8	0.01	—	—
Sebree storm damage repairs	1.1	0.01	—	—
Hawesville inventory write-down	9.9	0.10	—	—
Mt. Holly restart(6)	8.5	0.08	—	—
Mt. Holly emergency energy charges	4.5	0.04	—	—
Impact of preferred and convertible shares	—	(0.04)	13.2	0.14
Adjusted net income attributable to Century stockholders	$253.8	$2.46	$101.4	$0.72
(1)Iceland casthouse off-spec inventory
(2)Represents impact of business interruption as a result of equipment failure at Grundartangi, to the extent expected to be covered by our business interruption insurance
(3)In 2024, represents incremental costs incurred due to the impact of Hurricane Beryl at Jamalco, including repair costs of the damaged port, costs of alternative shipping arrangements and fixed costs incurred while alumina production was impeded
(4)In 2025, represents incremental and fixed costs incurred while alumina production at Jamalco was restarted after Hurricane Melissa
(5)Represents incremental costs associated with transporting raw materials due to river lock closure at Sebree
(6)Represents incremental costs associated with the Mt. Holly restart project

	Twelve months ended
	December 31, 2025	December 31, 2024
Net income attributable to Century stockholders	$41.8	$336.8
Add: Net loss attributable to noncontrolling interests(1)	(26.0)	(30.1)
Net income(1)	15.8	306.7
Interest expense - nonaffiliates	41.9	36.4
Interest expense - affiliates	5.8	6.7
Interest income	(9.2)	(2.1)
Net loss on forward and derivative contracts - nonaffiliates	94.7	(2.5)
Net (gain) loss on forward and derivative contracts - affiliates	—	0.5
Loss on early extinguishment of debt	7.7	—
Bargain purchase gain	—	(245.9)
Other expense - net(1)	14.5	5.5
Income tax benefit	(13.1)	3.2
Equity in losses of joint ventures	—	(0.1)
Operating income(1)	158.1	108.4
Depreciation, depletion and amortization(1)	93.5	98.0
Lower of cost or NRV inventory adjustment	10.5	(6.4)
Share-based compensation	47.0	15.5
Iceland equipment failure(2)	46.6	—
Jamalco hurricane impact(3)	10.4	12.6
Iceland inventory adjustment(4)	18.1	—
Hawesville inventory write-down	9.9	—
Iceland casthouse inefficiency(5)	4.4	—
Jamalco equipment failure	—	8.5
Sebree river lock closure(6)	0.8	—
Sebree storm damage repairs	1.1	—
Mt. Holly restart(7)	8.5	—
Mt. Holly emergency energy charges	4.5	—
Adjusted EBITDA(1)	413.4	236.6
Less: Adjusted EBITDA attributable to noncontrolling interests(1)	(11.7)	(7.6)
Adjusted EBITDA attributable to Century stockholders	$425.1	$244.2
(1)The indicated line items reflect a change in our historical financial statements related to the consolidation of certain assets used by our Jamalco joint venture. We previously consolidated such assets on a proportionate basis, but going forward we will fully consolidate such assets in our financial statements and have reflected this for all periods presented. This change does not have any impact on Net income attributable to Century stockholders or any of the non-GAAP financial measures presented herein. Additional information will be included in our Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2025.
(2)Represents impact of business interruption as a result of equipment failure at Grundartangi, to the extent expected to be covered by our business interruption insurance
(3)Represents incremental and fixed costs incurred while alumina production at Jamalco was restarted after Hurricane Melissa
(4)Non-cash intercompany alumina adjustment
(5)Iceland casthouse off-spec inventory
(6)Represents incremental costs associated with transporting raw materials due to river lock closure at Sebree
(7)Represents incremental costs associated with the Mt. Holly restart project